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                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  November 20, 1998


                          WSFS FINANCIAL CORPORATION
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           (Exact name of registrant as specified in its charter)


           Delaware                    0-16668                  22-2866913
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 (State of other Jurisdiction        (Commission            (I.R.S. employer
      of incorporation)              file number)           identification no.)


 838 Market Street, Wilmington, Delaware                             19899
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 (Address of principal executive offices)                         (Zip code)


 Registrant's telephone number, including area code:         (302) 792-6000


                               Not Applicable
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       (Former name or former address, if changed since last report)

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 Item 5.  Other Events

      On November 20, 1998, the Registrant's wholly owned subsidiary, WSFS Capital Trust I (the "Trust"), issued $50,000,000 aggregate liquidation amount of Floating Rate Cumulative Trust Preferred Securities, representing undivided beneficial interests in the Trust (the "Trust Preferred Securities"), at a public offering price of $1,000 per Trust Preferred Security. Distributions will be paid on the Trust Preferred Securities at a variable rate, reset quarterly, equal to three-month LIBOR plus 250 basis points. The Trust Preferred Securities are guaranteed by the Registrant based on several obligations. The Trust invested the proceeds from such sale into $51,547,000 aggregate principal amount of Floating Rate Junior Subordinated Deferrable Interest Debentures due December 1, 2028 of the Company with the same financial terms and payment obligations as the Trust Preferred Securities.

 Item 7.  Financial Statements.  Pro Forma Financial Information and
          Exhibits.

      (a)  Financial Statements of Business Acquired.  None.


      (b)  Pro Forma Financial Information.  None.


      (c) Exhibits. The following exhibits are filed as part of this report on Form 8-K:

           Exhibit No.           Description

           1.1 Underwriting Agreement, dated November 17, 1998, among WSFS Financial Corporation, Wilmington Savings Fund Society, Federal Savings Bank, WSFS Capital Trust I and Sandler O'Neil & Partners, L.P.


                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               WSFS FINANCIAL CORPORATION


 Date:  November 20, 1998         BY:  /s/ Marvin N. Schoenhals
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                                     Marvin N. Schoenhals
                                     Chairman, President
                                     and Chief Executive Officer